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                                 [SUNBEAM LOGO]




FOR IMMEDIATE RELEASE
---------------------

                  COURT APPROVES SUNBEAM'S DISCLOSURE STATEMENT

                HEARING ON CONFIRMATION OF PLAN OF REORGANIZATION
                         SCHEDULED FOR NOVEMBER 20, 2002

                COMPANY AND ALL OPERATING BUSINESSES CONTINUE TO
                   MOVE STEADILY AHEAD WITH BUSINESS AS USUAL


BOCA RATON, FLORIDA, OCTOBER 10, 2002 - Sunbeam Corporation announced today that Judge Arthur Gonzalez of the U.S. Bankruptcy Court for the Southern District of New York has approved the Company's amended disclosure statement. The hearing on confirmation of Sunbeam's plan of reorganization is scheduled for November 20, 2002.

Jerry W. Levin, Chairman and Chief Executive Officer of Sunbeam, said, "We are very pleased to have taken another step forward in the process of building a financially sound, more competitive business through the chapter 11 process. Sunbeam and all our operating subsidiaries - Coleman, Sunbeam Products, Powermate and First Alert - continue to move steadily ahead with business as usual. We look forward to emerging from chapter 11 as soon as possible, and we continue to work diligently to reach that goal."

SUNBEAM CORPORATION is a leading consumer products company that designs, manufactures and markets, nationally and internationally, a diverse portfolio of consumer products under such world-class brands as Coleman(R), Sunbeam(R), Oster(R), Mr. Coffee(R), Health o meter(R), Grillmaster(R), First Alert(R), Campingaz(R) and Coleman Powermate(R).


Media Contact:

Mark Baker
212-484-7780
mbaker@rlmnet.com